Exhibit 10.14

FORM OF OMNIBUS AGREEMENT

BY AND AMONG

PETROLOGISTICS LP

PETROLOGISTICS GP LLC

PROPYLENE HOLDINGS LLC

PL MANUFACTURING LLC

PL PROPYLENE LLC

AND

THE MEMBERS OF PL MANUFACTURING LLC NAMED HEREIN

DATED [           ], 2012

FORM OF OMNIBUS AGREEMENT

This Omnibus Agreement, dated as of [             ], 2012 (this “Agreement”), is entered into by and among PetroLogistics LP, a Delaware limited partnership (the “Partnership”), PetroLogistics GP LLC, a Delaware limited liability company (the “General Partner”), Propylene Holdings LLC, a Delaware limited liability company (“Propylene Holdings”), PL Manufacturing LLC, a Delaware limited liability company (“PL Manufacturing”), PL Propylene LLC, a Delaware limited liability company (“PL Propylene”), and [                    ], [                    ] and [                    ] (together the “PL Manufacturing Members”). The above-named entities and individual are sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, PL Propylene, is a party to those certain swap transactions, dated October 7, 2011, with J. Aron & Company (together with its affiliates, successors and/or assigns, the “Hedge Counterparty”), which are intended to reduce PL Propylene’s exposure to propane prices for the years ending December 31, 2012 and 2013 (the “Hedging Arrangements”); and

WHEREAS, in connection with the closing of the initial public offering (the “Initial Offering”) of the Partnership, PL Propylene has been contributed to the Partnership pursuant to the terms of a Contribution, Conveyance and Assumption Agreement, dated March 30, 2012, by and among the Partnership, Propylene Holdings and PL Manufacturing; and

WHEREAS, the Parties desire to enter into this Omnibus Agreement in order for the Partnership to allocate the obligations and rights of PL Propylene under the Hedging Arrangements; and

WHEREAS, in connection with this Agreement, the PL Manufacturing Members will enter into common unit pledge agreements (“Pledge Agreements”), pursuant to which they will pledge to PL Manufacturing common units representing limited partner interests in the Partnership (“Common Units”), distributions on which shall be paid by PL Manufacturing to the General Partner as the primary means for funding any contributions that shall be made by the General Partner to the Partnership pursuant to this Agreement; and

WHEREAS, the aggregate number of Common Units pledged pursuant to this Agreement shall initially be [               ] Common Units (the “Initial Pledge”);

WHEREAS, this Agreement amends the First Amended and Restated Limited Partnership Agreement of the Partnership (the “Partnership Agreement”) to the extent that this Agreement relates to contributions to the Partnership by the General Partner and distributions from the Partnership to the General Partner.

ARTICLE I

ALLOCATION OF RIGHTS AND OBLIGATIONS UNDER
THE HEDGING ARRANGEMENTS

Section 1.1             Assumption of Obligations and Assignment Rights under Hedging Arrangements.  The Parties agree that, from and after the date of this Agreement, the General Partner assumes all of PL Propylene’s obligations arising under the Hedging Arrangements and shall be allocated all rights thereunder.

Section 1.2             Hedging Gains.  All payments received by PL Propylene under the Hedging Arrangements during any fiscal quarter shall be distributed (a “Special Distribution”) by the Partnership to the General Partner as soon as practicable following the date that the Partnership pays the quarterly distribution in respect of such fiscal quarter (the “Quarterly Distribution Date”) to the holders of its Common Units.  As soon as reasonably practicable following its receipt of a Special Distribution, the General Partner shall distribute such Special Distribution to Propylene Holdings, which shall distribute such amount to PL Manufacturing, which shall distribute such amount to each PL Manufacturing Member on a pro rata basis according to its respective percentage ownership of Pledged Common Units as of the date hereof.

Section 1.3             Hedging Losses.  Promptly following the Quarterly Distribution Date in respect of any fiscal quarter in which PL Propylene is required to make net payments to the Hedge Counterparty (the amount of such payments, the “Quarterly Hedge Payment Obligation”), PL Manufacturing shall pay to the General Partner an amount equal to the Quarterly Hedge Payment Obligation in the manner set forth in Sections 1.5 and 1.6 of this Agreement, and the General Partner shall make a capital contribution to the Partnership in an amount equal to the Quarterly Hedge Payment Obligation (a “GP Capital Contribution”).

Section 1.4             Pledge of Common Units.  In connection with this Agreement, each of the PL Manufacturing Members agree to enter into a Pledge Agreement pursuant to which they will deliver, pledge and assign, and transfer to PL Manufacturing, as “Collateral Agent,” on behalf of and for the benefit of the General Partner, all the Common Units listed on Schedule 1 hereto (the “Pledged Common Units”), together with all Common Unit certificates, options or rights of any nature whatsoever which may be issued or granted by the Partnership to any of the PL Manufacturing Members in respect of the Pledged Common Units while this Omnibus Agreement is in effect, and all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, including, without limitation, all distributions in respect of the Pledged Common Units.

Section 1.5             Payment of Pledged Unit Proceeds to General Partner.  PL Manufacturing, as Collateral Agent, shall be entitled to receive all distributions made by the Partnership in respect of the Pledged Common Units.  PL Manufacturing shall use such distributions to (1) first, contribute to the General Partner an amount equal to any Quarterly Hedge Payment Obligation for the quarter in respect of which the quarterly distribution was paid, (2) second, establish and maintain a cash reserve in such amount, if any, of the expected shortfall between the projected future quarterly distributions on the then Pledged Common Units at such

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time and the projected future Quarterly Hedge Payment Obligations at such time (the “Cash Reserve”) and (3) third, distribute any excess cash to the PL Manufacturing Members.

Section 1.6             Cash Contribution Option.  If the Quarterly Hedge Payment Obligation for any quarter exceeds the sum of (1) the total quarterly distribution that is paid on the Pledged Common Units in respect of such quarter and (2) the Cash Reserve, each of the PL Manufacturing Members shall have the right to fund its pro rata share of the shortfall by making a cash payment to PL Manufacturing, which PL Manufacturing shall pay to the General Partner to fund a portion of the GP Capital Contribution.  If any PL Manufacturing Member fails to so fund its pro rata portion of any such shortfall, PL Manufacturing shall liquidate a number of such PL Manufacturing Member’s Pledged Common Units sufficient to cover such PL Manufacturing Member’s share of the shortfall and pay the proceeds of such liquidation to the General Partner and any excess proceeds to such PL Manufacturing Member.

Section 1.7             Limitation on Liability of each PL Manufacturing Member.  The liability of each PL Manufacturing Member shall be limited to the sum of (1) the quarterly distributions that are paid by the Partnership on such PL Manufacturing Member’s Pledged Common Units and not distributed to such PL Manufacturing Member in accordance with the terms of this Agreement and (2) the proceeds from the liquidation of such PL Manufacturing Member’s Pledged Common Units as contemplated in Section 1.6 of this Agreement. The PL Manufacturing Members shall not be required to contribute cash or additional Common Units to fund any shortfall other than as specifically contemplated hereby.

Section 1.8             Limitation on Liability of PL Manufacturing and the General Partner.  The liability of PL Manufacturing and the General Partner shall be limited to any cash that each entity has on hand at the time that such liability arises.

Section 1.9             Minimum Number of Pledged Common Units.  From time to time, PL Manufacturing may release Pledged Common Units, provided, however, that the market value of all Pledged Common Units must at all times be equal to or greater than ten (10) times the mark-to-market value of the Hedging Arrangements.  If, after PL Manufacturing has released Pledged Common Units pursuant to this Section 1.8, the mark-to-market value of the Hedging Arrangements exceeds 1/10th of the value of all then Pledged Common Units, PL Manufacturing shall require the PL Manufacturing Members to recontribute and pledge a number of Common Units such that the market value of all Pledged Common Units is equal to or greater than ten (10) times the mark-to-market value of the Hedging Arrangements, provided, however, that no PL Manufacturing Member shall be required to pledge a number of Common Units that exceeds its pro rata share of the Initial Pledge.

ARTICLE II

MISCELLANEOUS

Section 2.1             Further Assurances.  In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be

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necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

Section 2.2             Successors and Assigns. No Party may assign its rights or obligations hereunder without written consent of the other Parties; in the event of any assignment, an assigning PL Manufacturing Member shall continue to be bound by this agreement unless their obligations hereunder are expressly assumed by the assignee.

Section 2.3             No Third Party Rights.  The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 2.4             Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 2.5             Entire Agreement.  This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein; for the avoidance of doubt, this Agreement shall constitute an amendment to the Partnership Agreement to the extent that this Agreement relates to contributions to the Partnership by the General Partner and distributions from the Partnership to the General Partner.

Section 2.6             Amendment or Modification.  This Agreement may be amended or modified at any time or from time to time only by a written instrument, specifically stating that such written instrument is intended to amend or modify this Agreement, signed by each of the Parties.

Section 2.7             Amendment and Termination of Hedging Arrangements.  PL Propylene or the Partnership may terminate, amend or otherwise modify the Hedge Arrangements without the prior written consent of any of the Parties.

Section 2.8             Term.  This Agreement shall remain in force until the Hedging Arrangements expire or are terminated.  Upon the expiration or termination of the Hedging Arrangements, PL Manufacturing shall distribute the Cash Reserve, if any, and all remaining Pledged Common Units to the PL Manufacturing Members.

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Section 2.9             Applicable Law; Forum, Venue and Jurisdiction.  This Agreement shall be subject to and governed by the laws of the State of New York, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

Section 2.10           Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.  The delivery of an executed counterpart copy of this Agreement by facsimile or electronic transmission in PDF format shall be deemed to be the equivalent of delivery of the originally executed copy thereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

PL PROPYLENE LLC

By:	PetroLogistics LP, its sole member
By: PetroLogistics GP LLC, its general Partner

By:
Name:
Title:

PETROLOGISTICS LP

By:	PetroLogistics GP LLC, its general partner

By:
Name:
Title:

PETROLOGISTICS GP LLC

By:
Name:
Title:

PROPYLENE HOLDINGS LLC

[By:	PL Manufacturing, its sole member]

By:
Name:
Title:

SIGNATURE PAGE

OMNIBUS AGREEMENT

PL MANUFACTURING LLC

By:
Name:
Title:

SIGNATURE PAGE

OMNIBUS AGREEMENT

[ ]

By:
Name:
Title:

SIGNATURE PAGE

OMNIBUS AGREEMENT

Schedule 1

Pledged Common Units

PL Manufacturing Member	Pledged Common Units
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